Exhibit 5.1

August 7, 2007

TECO Energy, Inc.

TECO Finance, Inc.

702 North Franklin Street

Tampa, Florida 33602

Re:	TECO Energy, Inc.

TECO Finance, Inc.

Post-Effective Amendment No. 1 to

Registration Statement on Form S-3 filed on August 7, 2007

Ladies and Gentlemen:

We are rendering this opinion in connection with the Post-Effective Amendment No. 1 to the registration statement on Form S-3 333-132243-01 (the “Amendment”) filed by TECO Energy, Inc. (“TECO Energy”), a Florida corporation, Tampa Electric Company (“Tampa Electric”), a Florida corporation and wholly owned subsidiary of TECO Energy, and TECO Finance, Inc. (“TECO Finance”), a Florida corporation and wholly owned subsidiary of TECO Energy, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof.

We have reviewed the Amendment, including the prospectus that is a part of the Amendment (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by TECO Finance of unsecured debt securities of TECO Finance (“TECO Finance Debt Securities”), and the full and unconditional guarantee by TECO Energy of the TECO Finance Debt Securities (“Guarantees”). The TECO Finance Debt Securities and the Guarantees are collectively referred to herein as the “Registered Securities.”

The Registered Securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and are to be issued pursuant to an Indenture (the “TECO Finance Indenture”) to be entered into among TECO Finance, as Issuer, TECO Energy, as Guarantor, and The Bank of New York, as Trustee, the form of which is filed as Exhibit 4.11 to the Amendment.

TECO Energy, Inc.

TECO Finance, Inc.

August 7, 2007

We have acted as your counsel in connection with the preparation of the Amendment and are familiar with the steps taken by TECO Finance and proposed to be taken by TECO Finance in connection with the authorization, issuance and sale of the TECO Finance Debt Securities, and the steps taken by TECO Energy and proposed to be taken by TECO Energy in connection with the authorization and issuance of the Guarantees. We have made such examination as we consider necessary to render this opinion.

The opinions rendered herein are limited to the Florida Business Corporation Act (including the reported judicial decisions interpreting that Act), the law of the State of New York and the federal laws of the United States.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1. When (i) the Board of Directors of TECO Finance adopts a resolution authorizing the issuance of particular TECO Finance Debt Securities and (ii) TECO Finance, TECO Energy and the Trustee duly execute and deliver a Supplemental Indenture that establishes the specific terms of such TECO Finance Debt Securities, and such TECO Finance Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of TECO Finance against payment therefor in accordance with the terms and provisions of the TECO Finance Indenture and as contemplated by the Amendment, the Prospectus and the related Prospectus Supplement(s), and assuming that (a) the terms of the TECO Finance Debt Securities as executed and delivered are as described in the Amendment, the Prospectus and the related Prospectus Supplement(s), (b) the TECO Finance Debt Securities as executed and delivered do not violate any law applicable to TECO Finance or result in a default under or breach of any agreement or instrument binding upon TECO Finance, (c) the TECO Finance Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to TECO Finance, whether imposed by any court or governmental or regulatory body having jurisdiction over TECO Finance and (d) the TECO Finance Debt Securities are then issued and sold as contemplated in the Amendment, the Prospectus and the related Prospectus Supplement(s), the TECO Finance Debt Securities will constitute valid and binding obligations of TECO Finance .

2. When (i) the Board of Directors of TECO Energy adopts a resolution authorizing the issuance of particular Guarantees and (ii) TECO Finance, TECO Energy and the Trustee duly execute and deliver a Supplemental Indenture which establishes the specific terms of such Guarantees, and such Guarantees have been duly authenticated by the Trustee and duly executed and delivered on behalf of TECO Energy as contemplated by the Amendment, the Prospectus and the related Prospectus Supplement(s), and assuming that (a) the terms of the Guarantees as executed and delivered are as described in the Amendment, the Prospectus and the related

TECO Energy, Inc.

TECO Finance, Inc.

August 7, 2007

Prospectus Supplement(s), (b) the Guarantees as executed and delivered do not violate any law applicable to TECO Energy or result in a default under or breach of any agreement or instrument binding upon TECO Energy, (c) the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to TECO Energy, whether imposed by any court or governmental or regulatory body having jurisdiction over TECO Energy and (d) the Guarantees are then issued as contemplated in the Amendment, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and binding obligations of TECO Energy.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) the effect of acceleration of TECO Finance Debt Securities or Guarantees on the collectibility of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

We assume for purposes of this opinion that TECO Finance and TECO Energy are and will remain duly organized, validly existing and in good standing under applicable state law.

To the extent that the obligations of TECO Finance or TECO Energy under the TECO Finance Indenture may be dependent thereon, we assume for purposes of this opinion that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the TECO Finance Indenture; that the TECO Finance Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the TECO Finance Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

TECO Energy, Inc.

TECO Finance, Inc.

August 7, 2007

We consent to the filing of this opinion as an exhibit to the Amendment and to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting a part thereof.

Very truly yours,

/s/ EDWARDS ANGELL PALMER & DODGE LLP
EDWARDS ANGELL PALMER & DODGE LLP